UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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InVision Technologies, Inc.

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A. On May 4, 2004, InVision issued the following press release regarding the information request that it received from the Federal Trade Commission:

Contacts:	Laura Graves InVision Technologies, Inc. 510-739-2448
Press:	Stan Neve The Brunswick Group 212-333-3810

INVISION TECHNOLOGIES RECEIVES
REQUEST FOR ADDITIONAL INFORMATION
FROM THE FEDERAL TRADE COMMISSION

     NEWARK, CALIF. (May 4, 2004) - InVision Technologies, Inc. today announced it has received a request for additional information and documentary material from the Federal Trade Commission (FTC) in connection with the previously announced acquisition of InVision by General Electric Company. The company intends to promptly work with the FTC to address the issues raised in its request, which is related only to the non-destructive testing segment of InVision’s business.

     This “Second Request” extends the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 during which the FTC is permitted to review the transaction. Subject to regulatory and stockholder approvals, GE has agreed to acquire InVision in an all-cash transaction valued at approximately $900 million, or $50 per share. The acquisition is expected to close in the second half of 2004.

About InVision

     InVision Technologies, Inc. and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is the leading supplier of explosives detection systems to the U.S. government for civil aviation security. InVision is headquartered in Newark, CA. Additional information about the company can be found at www.invision-tech.com.

Cautions Regarding Forward-Looking Statements

     This news release contains forward-looking statements, including statements regarding the expected closing date of the acquisition. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that the acquisition will not be completed; the risk that stockholder approval may not be obtained; the risk that legislative or regulatory developments could have the effect of delaying or preventing the acquisition; and other risks detailed under the caption “Risk Factors” in InVision’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Additional Information About the Proposed Acquisition and Where You Can Find It

     In connection with the proposed acquisition by GE, InVision has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (SEC). When the proxy statement has completed review by the SEC, it will be mailed to all holders of InVision common stock. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED ACQUISITION, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

     InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed acquisition. Certain executive officers and directors of InVision have interests in the acquisition that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests are described in the proxy statement.

     Note to Editors: InVision is a trademark of InVision Technologies, Inc.

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